UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
________________________________________________________________________________________________________
JOUNCE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No Fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JOUNCE THERAPEUTICS, INC.
780 Memorial Drive
Cambridge, Massachusetts 02139
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 24, 2022
You are cordially invited to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Jounce Therapeutics, Inc., which is scheduled to be held on Friday, June 24, 2022 at 9:00 a.m. Eastern time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/JNCE2022. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend virtually.
Only stockholders who owned common stock at the close of business on April 26, 2022 can vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.Election of three Class II directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;
2.Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
You can find more information, including information regarding the nominees for election as directors, in the attached Proxy Statement. The board of directors recommends that you vote in favor of each of proposals one and two as outlined in the attached Proxy Statement.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. Accordingly, on or about April 28, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice, to all stockholders of record on our books at the close of business on April 26, 2022, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:
•Vote over the Internet before the Annual Meeting, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or
•Vote during the Annual Meeting, by going to www.virtualshareholdermeeting.com/JNCE2022 (have your Notice or proxy card in hand when you access the website).
If your shares are held in "street name," that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
A list of our registered holders will be available to stockholders of record during the Annual Meeting at www.virtualshareholdermeeting.com/JNCE2022.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to take the time to vote your shares.

By order of the Board of Directors,

Richard Murray, Ph.D. President and Chief Executive Officer
Cambridge, Massachusetts
April 28, 2022

780 Memorial Drive
Cambridge, Massachusetts 02139
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held June 24, 2022
This proxy statement and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Jounce Therapeutics, Inc., or the Annual Meeting, to be held solely via live audio webcast on the Internet on Friday, June 24, 2022 at 9:00 a.m. Eastern time. The board of directors of Jounce is using this proxy statement to solicit proxies for use at the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend virtually. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "Jounce," "our," "we" or "us" refers to Jounce Therapeutics, Inc. and its wholly-owned subsidiary.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 24, 2022:
This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, as filed with the Securities and Exchange Commission, or SEC, will be furnished without charge to any stockholder upon written request to Jounce Therapeutics, Inc., 780 Memorial Drive, Cambridge, Massachusetts 02139, Attn: Corporate Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee. This proxy statement and our 2021 Annual Report are also available on the SEC's website at http://www.sec.gov.
On or about April 28, 2022, we will mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2021 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.Election of three Class II directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;
2.Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first two items noted above.
Board of Directors Recommendation
Our board of directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class II directors on our board of directors for a three-year term; and
FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Availability of Proxy Materials
The Notice regarding the availability of our proxy materials, including this proxy statement and our 2021 Annual Report, is being mailed to stockholders on or about April 28, 2022. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.
Attending the Virtual Annual Meeting
We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting www.virtualshareholdermeeting.com/JNCE2022. The webcast will start at 9:00 a.m. Eastern time on Friday, June 24, 2022. Online check-in will begin at 8:45 a.m. Eastern time on June 24, 2022, and you should allow ample time for the online check-in proceedings. You may attend the Annual Meeting, vote and submit a question by visiting www.virtualshareholdermeeting.com/JNCE2022 and using the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not complete with these procedures, you will not be admitted to the Annual Meeting.
Submitting Questions at the Annual Meeting
If you wish to submit a question on the day of the annual meeting, beginning at 8:45 a.m. Eastern time on Friday, June 24, 2022, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/JNCE2022. Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.virtualshareholdermeeting.com/JNCE2022. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at Investors@jouncetx.com. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

Who Can Vote at the Annual Meeting
Only stockholders of record at the close of business on the record date of April 26, 2022 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 26, 2022, there were 51,674,336 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Difference between a "stockholder of record" and a beneficial owner of shares held in "street name"
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a "stockholder of record" of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.
Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.
How to Vote
If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
•By Telephone. You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.
•Via the Internet before the Annual Meeting. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.
•By Mail.  If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record.
•By Attending the Annual Meeting Online. If you are a stockholder of record, you may vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/JNCE2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through a bank or broker and wish to vote online at the meeting, you must obtain a valid proxy from the firm that holds your shares.
Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern time on June 23, 2022, and mailed proxy cards must be received by June 23, 2022 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
Proposals Considered "Discretionary" and "Non-Discretionary"
If your shares are held in "street name," your bank, broker or other nominee may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers' shares for which they have received no voting instructions on specified routine, or "discretionary," matters, but they are not permitted to vote these shares on other non-routine, or "non-discretionary," matters. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
The election of directors (Proposal No. 1) is considered a non-discretionary matter under applicable rules. Therefore, if your shares are held in "street name," your bank, broker or other nominee cannot vote on this matter without voting instructions from you. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022

(Proposal No. 2) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in "street name," your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.
If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1), your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as "broker non-votes." Broker non-votes are shares that are held in "street name" by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal No. 1).
Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding as of the applicable record date and entitled to vote are present at the meeting or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are "broker non-votes."
Votes Required to Elect a Director and to Ratify Selection of Ernst & Young LLP
To be elected, a director must receive a plurality of the votes properly cast by stockholders entitled to vote on the election of directors (Proposal No. 1). A stockholder may vote either "for" the nominees or "withhold" its vote from any or all of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors.
The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and properly voted "for" or "against" such matter (Proposal No. 2). We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022, our audit committee may reconsider its selection.
Abstentions and broker non-votes will not be counted as votes cast on either of the proposals. Abstentions and broker non-votes will have no effect on the results of either vote.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast online at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:
•by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How to Vote" section above;
•by attending the Annual Meeting online and voting during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/JNCE2022; or
•by filing a written revocation with our corporate secretary.
If your shares are held in "street name," you may submit new voting instructions by contacting your bank, broker or other organization holding your account. You may also vote online during at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the "How to Vote" section above. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF THREE CLASS II DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are J. Duncan Higgons, Robert Iannone, M.D., M.S.C.E. and Luisa Salter-Cid, Ph.D., and their term will expire at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Luis Diaz, Jr., M.D., Barbara Duncan and Robert Kamen, Ph.D., and their term expires at the Annual Meeting; and
•the Class III directors are Perry Karsen, Richard Murray, Ph.D. and Jigar Raythatha, and their term will expire at the annual meeting of stockholders to be held in 2023.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors has nominated Dr. Diaz, Ms. Duncan and Dr. Kamen for election as Class II directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.
Our corporate governance guidelines provide that the nominating and corporate governance committee will set the criteria for selecting director candidates. The criteria considered by the nominating and corporate governance committee include the goal that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. See “Director Qualifications and Board Composition” below for additional information. Certain individual qualifications and skills of our directors that contribute to our board of directors' effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class II Directors
Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.

Class II Director Nominees	Age	Director Since
Luis Diaz, Jr., M.D.—Dr. Diaz has served as the head of the solid tumor oncology division and a faculty member at the Memorial Sloan Kettering Cancer Center since December 2016, and was appointed to the National Cancer Advisory Board in September 2021. From 2004 to December 2016, Dr. Diaz was a faculty member and physician at Johns Hopkins University School of Medicine. He is also a founder and board member, and from 2010 to April 2016 served as president, chief executive officer and chief medical officer, of Personal Genome Diagnostics Inc., a private cancer genome analysis company. He received his M.D. from the University of Michigan, where he also received his B.A. in Microbiology. We believe Dr. Diaz is qualified to serve on our board of directors due to his background as a physician focused on oncology and his experience as a faculty member at a major hospital and medical center.
	51	October 2017

Barbara Duncan—Ms. Duncan served as the chief financial officer of Intercept Pharmaceuticals Inc., a public biopharmaceutical company, from May 2009 to June 2016 and as treasurer from 2010 to June 2016. She serves as the chair of the board of directors of Fusion Pharmaceuticals Inc. and has been a member of the board of directors since October 2020. She has also served as a member of the board of directors of Adaptimmune Therapeutics plc since June 2016, Atea Pharmaceuticals, Inc. since October 2020 and Ovid Therapeutics, Inc. since June 2017, each of which is a public therapeutics company. She previously served on the board of public companies ObsEva SA from December 2016 to May 2021, Immunomedics, Inc. from March 2019 to October 2020, Aevi Genomic Medicine, Inc. (formerly Medgenics, Inc.) from June 2015 to February 2020 and Innoviva, Inc. from September 2016 to April 2018. Ms. Duncan holds an M.B.A. from the Wharton School of Business and a B.S. from Louisiana State University. We believe Ms. Duncan is qualified to serve on our board of directors because of her experience in the biopharmaceutical industry, her experience in the financial sector and membership on boards of directors of other public and private companies.
	57	May 2016

Robert Kamen, Ph.D.—Dr. Kamen has been a venture partner at Third Rock Ventures, LLC, or TRV, since December 2017, and he previously served as an entrepreneur-in-residence at TRV from 2010 through 2017. Dr. Kamen serves on the boards of directors of EpimAb Biotherapeutics, Inc., a clinical-stage biotechnology company specializing in bispecific antibody development, and Harbour BioMed, a global clinical-stage biopharmaceutical company. He served on the board of directors of Neon Therapeutics, Inc., an immuno-oncology company, from 2015 through May 2020. Dr. Kamen holds a Ph.D. in biochemistry and molecular biology from Harvard University and a B.S. in biophysics from Amherst College. We believe that Dr. Kamen is qualified to serve on our board of directors because of his experience in the venture capital and life sciences industries, membership on various other boards of directors, and his leadership and management experience.
	77	February 2013
The board of directors recommends voting "FOR" the election of Luis Diaz, M.D., Barbara Duncan and Robert Kamen, Ph.D., as Class II directors, for a three-year term ending at the annual meeting of stockholders to be held in 2025.
Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Directors Continuing in Office
Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Current Directors Not Standing for Election at the 2022 Annual Meeting	Age	Director Since
J. Duncan Higgons—Mr. Higgons served as chief operating officer of Agios Therapeutics, Inc., a public biopharmaceutical company, from 2009 to January 2016. Mr. Higgons serves on the board of directors of Rheos Medicines, Inc. and PsiOxus Therapeutics Ltd., both of which are private life science companies. He holds a B.Sc. in Mathematics from King's College University of London and a M.Sc. in Economics from London Business School. We believe that Mr. Higgons is qualified to serve on our board of directors due to his leadership and management experience.	67	November 2015

Robert Iannone, M.D., M.S.C.E.—Dr. Iannone has served as the Executive Vice President, Research and Development of Jazz Pharmaceuticals plc, a public biopharmaceutical company, since May 2019. Previously, he served as the Chief Medical Officer and Head of Research and Development at Immunomedics, Inc., a public biopharmaceutical company, from April 2018 until May 2019. Dr. Iannone also held leadership roles at AstraZeneca, a global biopharmaceutical company, where, from July 2014 until April 2018, he was employed in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development. Since May 2021, Dr. Iannone has served as a member of the board of directors of iTeos Therapeutics, Inc. Dr. Iannone received a B.S. from The Catholic University of America, an M.D. from the Yale School of Medicine and an M.S.C.E. from the University of Pennsylvania Perelman School of Medicine. We believe Dr. Iannone is qualified to serve on our board of directors due to his background as a physician focused on oncology and his leadership experience in the life sciences industry.
	55	January 2020

Perry Karsen—Mr. Karsen has served as the chairman of our board of directors since April 2016. Mr. Karsen retired from Celgene Corporation at the end of 2015 and currently is a Senior Advisor at Samsara BioCapital as well as the Executive Chair of Autobahn Labs. He serves as the Chair of the board of directors of Nitrase Therapeutics, Inc. (formerly Nitrome Biosciences, Inc.), and a member of the board of directors of ESCAPE Bio, Inc., as chair of the board of directors of Graphite Bio, Inc. and a member of the board of the Gladstone Foundation. Previously, Mr. Karsen served as a director of Jiya Acquisition Corp., a public blank check special purpose acquisition company affiliated with Samsara BioCapital, from November 2020 to September 2021, as well as on the boards of directors of Intellia Therapeutics, Inc. from April 2016 to December 2020, Voyager Therapeutics, Inc. from July 2015 to August 2019, and OncoMed Pharmaceuticals, Inc. from January 2016 to April 2019, each of which is a public life sciences company. Mr. Karsen received a Masters of Management from Northwestern University's Kellogg Graduate School of Management, a Masters of Arts in Teaching of Biology from Duke University and a B.S. in Biological Sciences from the University of Illinois, Urbana-Champaign. We believe Mr. Karsen is qualified to serve on our board of directors because of his executive leadership experience and membership on boards of directors of other public companies.
	67	January 2016

Richard Murray, Ph.D.—Dr. Murray has served as our president, chief executive officer and a member of our board of directors since July 2014. Prior to joining Jounce, Dr. Murray served as senior vice president of biologics and vaccines research and development at Merck & Co., a global healthcare company, from 2009 to June 2014 where he was responsible for the advancement of biologics and vaccines, including Merck's cancer immunotherapy pipeline. Since June 2019, he has served as a director of Platelet Biogenesis, Inc., a private biotechnology company. Dr. Murray holds a Ph.D. in microbiology and immunology from the University of North Carolina at Chapel Hill and a B.S. in microbiology from the University of Massachusetts, Amherst. We believe that Dr. Murray is qualified to serve on our board of directors due to his operating and historical experience gained from serving as our president, chief executive officer and as a board member, combined with his experience in drug research and development.
	63	July 2014

Jigar Raythatha—Mr. Raythatha joined TRV as a venture partner in January 2022 and previously served as the president and chief executive officer and a member of the board of directors of Constellation Pharmaceuticals, Inc., a public pharmaceutical company, from March 2017 until its acquisition by MorphoSys AG in July 2021. Mr. Raythatha previously served as chief business officer of Jounce from December 2012 until February 2017. He earned an M.B.A. from Columbia University and a B.A. in biochemistry and economics from Rutgers University. We believe that Mr. Raythatha is qualified to serve on our board of directors because of his leadership experience in the life sciences industry, including his experience in drug development.
	45	September 2021

Current Directors Not Standing for Election at the 2022 Annual Meeting	Age	Director Since
Luisa Salter-Cid, Ph.D.—Dr. Salter-Cid has served as the Chief Scientific Officer of Pioneering Medicines, a division of Flagship Pioneering, since May 2021. Previously, Dr. Salter-Cid was the Chief Scientific Officer of Gossamer Bio, Inc., a public clinical-stage biopharmaceutical company, from August 2018 through April 2021, and worked at Bristol Myers Squibb in increasing positions of responsibility from 2005 to August 2018, most recently as Vice President and Head of Immunology, small molecule Immuno-Oncology and Genomics Discovery. Dr. Salter-Cid holds a B.S. in Biology from University of Lisbon and a Ph.D. in Immunology from the University of Miami School of Medicine. We believe that Dr. Salter-Cid is qualified to serve on our board of directors because of her leadership experience in the life sciences industry and experience in immuno-oncology.
	58	February 2021
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Executive Officers
The following table sets forth our executive officers as of April 28, 2022.

Name	Age	Position
Richard Murray, Ph.D.(1)	63	President, Chief Executive Officer and Director
Kim C. Drapkin	54	Chief Financial Officer and Treasurer
Hugh M. Cole	57	Chief Business Officer and Head of Corporate Development
Elizabeth G. Trehu, M.D.	62	Chief Medical Officer
(1) Richard Murray, Ph.D. is also a member of our board of directors and his biographical information appears above.
Kim C. Drapkin—Ms. Drapkin has served as our chief financial officer since August 2015, and our treasurer since February 2013. From 2009 to August 2015, Ms. Drapkin was the owner of KCD Financial LLC, through which she served as our interim chief financial officer from 2012 to August 2015, and consulted for numerous biotechnology companies. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College.
Hugh M. Cole—Mr. Cole joined Jounce in August 2017 as our chief business officer and head of corporate development. Previously, Mr. Cole served as chief business officer for ARIAD Pharmaceuticals, Inc., an oncology company, from March 2014 to June 2017, where he led numerous business development transactions. Mr. Cole earned his M.B.A. in health care management and finance at the Wharton School of Business and his A.B. in chemistry from Harvard University.
Elizabeth G. Trehu, M.D.—Dr. Trehu joined Jounce as our chief medical officer in November 2015. Prior to joining Jounce, Dr. Trehu served as the chief medical officer of Promedior, Inc., a biotechnology company, from 2012 to November 2015. Dr. Trehu holds an M.D. from the New York University School of Medicine and an A.B. in English from Princeton University.

PROPOSAL NO. 2—RATIFICATION OF THE SELECTION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Our stockholders are being asked to ratify the selection by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the selection of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this selection, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.
The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year 2021(5)	Fiscal Year 2020(5)
Audit fees(1)	$528,714	$484,716
Audit-related fees(2)	—	—
Tax fees(3)	40,450	60,158
All other fees(4)	1,935	3,600
Total fees	$571,099	$548,474
(1)Audit fees consist of fees billed for professional services by Ernst & Young LLP for the audit of our consolidated financial statements, reviews of our interim financial statements, reviews of registration statements on Forms S-3 and S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for accounting consultations reasonably related to the performance of the audit or review of our consolidated financial statements.
(3)Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance and tax advisory services.
(4)All other fees consist of licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.
(5)All services and fee amounts were approved by the audit committee in accordance with the pre-approval policies and procedures described below.
Audit Committee Pre-Approval Policy and Procedures
The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee's pre-approval policies and procedures.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in detail by category of service and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval. The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor if time constraints require that such pre-approval occur prior to the audit committee's next scheduled meeting. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.
The board of directors recommends voting "FOR" Proposal No. 2 to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Any properly submitted proxy will be voted in favor of the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 unless a contrary specification is made in the proxy.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is a consideration; we feel that diversity and inclusion are important attributes of a well-functioning board.
The nominating and corporate governance committee may in the future engage additional third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate to serve on our board.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive office and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The material to be provided for such candidates to be considered should also include the required information specified in our amended and restated by-laws for nominations of persons for election to the board of directors. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, among other things, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates. Our board of directors annually reviews the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Murray, is an "independent director" as defined under Nasdaq Listing Rules. Dr. Murray is not an independent director under these rules because he is currently serving as our president and chief executive officer. Our board of directors has also determined that Ms. Duncan and Messrs. Karsen and Higgons, who comprise our audit committee, and Messrs. Karsen and Raythatha and Ms. Duncan, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Our board of directors also determined that Cary Pfeffer, a former director, was an "independent director" prior to his resignation from our board effective December 31, 2021. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and science and technology committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, the nominating and corporate governance committee and the science and technology committee is posted on the "Corporate Governance" section of the "Investors & Media" section on our website, which is located at http://ir.jouncetx.com.
Audit Committee
The members of our audit committee are Barbara Duncan, J. Duncan Higgons and Perry Karsen. Ms. Duncan is the chair of our audit committee. Our board of directors has determined that Ms. Duncan is an "audit committee financial expert" as defined by applicable SEC rules. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met four times during the year ended December 31, 2021, including meetings via telephone or video conference. Our audit committee's responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee's review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit services to be provided to us and all non-audit services, other than de minimis non-audit services as defined under the Exchange Act of 1934, as amended, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee
The members of our compensation committee are Barbara Duncan, Perry Karsen and Jigar Raythatha. Mr. Raythatha is the chair of our compensation committee. Our board of directors has determined that each of Ms. Duncan and Messrs. Raythatha and Karsen is independent within the meaning of Rule 10C-1 under the Exchange Act. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met seven times during the year ended December 31, 2021, including meetings via telephone or video conference. Our compensation committee's responsibilities include:
•reviewing and approving, or making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;
•reviewing and evaluating our overall director and executive compensation process and procedures;
•overseeing the evaluation of our senior executives;
•overseeing our overall compensation structure, policies and programs;
•reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•overseeing and administering our equity-based plans;
•evaluating and making recommendations to our board of directors with respect to director compensation;
•reviewing and discussing with management our "Compensation Discussion and Analysis" disclosure to the extent such disclosure is required by SEC rules;
•preparing the compensation committee report to the extent required by SEC rules;
•reviewing and approving the retention or termination of any consulting firm or outside adviser to assist in the evaluation of compensation matters; and
•reviewing and monitoring our diversity and inclusion philosophy, commitment and results.
The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee authority to obtain, at our expense, advice and assistance from compensation consultants, legal counsel and/or other advisers. In particular, the compensation committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.
The compensation committee engaged Radford, an Aon Hewitt company, as its compensation consultant during 2021. Our compensation committee considered the relationship that Radford has with us, the members of our board of directors and our executive officers. Based on the committee's evaluation, the compensation committee has determined that no conflicts of interest exist between the company and Radford.
Radford assisted the compensation committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2021. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Radford, established a peer group of 20 publicly traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours.
Radford also supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Historically, our compensation committee reviews all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and either approves or provides a recommendation to our board of directors on the compensation of our chief executive officer and our other executive officers. In addition, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of one or more of its members, as it deems appropriate. Pursuant to our 2017 Stock Option and Incentive Plan, or 2017 Plan, the compensation committee may delegate to our chief executive officer the authority to approve grants of equity awards to employees who are not Section 16 reporting persons or covered employees as defined in Section 162(m) of the Internal Revenue Code, subject to certain limitations as to the amount of stock underlying awards that may be granted during the period of the delegation and guidelines as to the determination of the exercise price and the vesting criteria.
Compensation Committee Interlocks and Insider Participation
In the fiscal year ended December 31, 2021, the members of our compensation committee were Barbara Duncan, J. Duncan Higgons, Perry Karsen, Cary Pfeffer and Jigar Raythatha. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who concurrently serve as members of our board of directors or our compensation committee.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Messrs. Higgons, Karsen and Raythatha. Mr. Karsen is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee met four times during the year ended December 31, 2021, including meetings via telephone or video conference. Our nominating and corporate governance committee's responsibilities include:
•developing and recommending to the board of directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the board of directors;
•recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;
•developing and recommending to the board of directors a set of corporate governance guidelines;
•overseeing and recommending to the board of directors regarding environmental, social and governance matters relevant to our business; and
•overseeing the evaluation of our board of directors and management.
Science and Technology Committee
The members of our science and technology committee are Drs. Diaz, Iannone, Kamen and Salter-Cid. Dr. Iannone is the chair of our science and technology committee. The science and technology committee met ten times during the year ended December 31, 2021, including meetings via telephone or video conference. Our science and technology committee's responsibilities include:
•reviewing, evaluating and advising the board of directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•reviewing our research and development pipeline;
•providing recommendations regarding discovery and development strategies and advising the board of directors and management on scientific aspects of business development transactions;
•identifying and discussing with the board of directors emerging scientific and clinical issues and trends; and
•assisting the board of directors with its oversight responsibility for risk management in areas affecting our research and development activities.
Board and Committee Meetings Attendance
The full board of directors met six times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All of our directors attended our 2021 annual meeting of stockholders, which was also held virtually, and were available to answer questions.

Director Qualifications and Board Composition
We believe that the background and qualifications of the members of our board of directors considered as a group should provide a breadth of backgrounds and experiences, both personally and professionally. Accordingly, although we do not have a formal policy regarding board diversity, our nominating and corporate governance committee seeks candidates that have broad experience and skills in areas important to the operation of our company, as well as diversity of age, tenure, gender, race, ethnicity, sexual orientation, and other unique characteristics. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Additionally, the nominating and corporate governance committee strives to maintain a diverse board reflecting a variety of skills, experiences, perspectives and backgrounds, as it believes that such diversity enhances the effectiveness of the board of directors in fulfilling its oversight role. All of our directors disclosed racial/ethnic demographic information. Currently, our board of directors includes two female directors and three directors who identify as racially/ethnically diverse.
Board Diversity Matrix (as of April 28, 2022)

Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
Asian	0	1
Hispanic or Latinx	1	1
White	1	5
LGBTQ+
Did Not Disclose Demographic Background
Environmental, Social and Governance ("ESG") Practices
We aim to make a meaningful and long-lasting impact on the lives of cancer patients and are committed to building a sustainable business that provides long-term value for all of our stakeholders. To this end, we support environmental, social and governance initiatives that are aligned with our core values and that may positively affect the patients we serve, our employees, our communities and our world.
Environmental Sustainability
We strive to operate our business in an environmentally responsible way. In light of the potential impacts of our business on the environment, we have introduced initiatives that we believe are good corporate environmental practices. For example, we obtain energy from both renewable and non-renewable sources, and we match our electricity usage with an offset credit. In our headquarters, we maintain a waste management program to separate compostables and recyclables from other trash and to reduce waste. The water dispenser in our office has saved more than 155,000 plastic bottles in about six years. Our individual office lights and energy efficient computers automatically shut off or go to sleep during periods of non-activity to conserve electricity.
Social Factors and Human Capital Management
Diversity and Inclusion
We are committed to fostering an environment that enables employees to feel empowered, valued, respected and safe. We have established a cross-functional team that is focused on identifying and executing on improvements to our practices with diversity and inclusion at the forefront. This team has initiated projects that aim to increase diversity in clinical trial populations, identify processes to facilitate inclusive recruiting practices and provide resources, regular training and opportunities for company-wide conversations regarding diversity and inclusion for our employees.
Human Capital Management
We are committed to attracting, retaining, developing and motivating a diverse team of highly skilled employees at all levels. The biotechnology industry is very competitive and recruiting and retaining such employees is important to the continued

success of our business. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, including stock-based compensation awards, and development programs that enable continued learning and growth. We also offer comprehensive work-life benefits, including health, dental and income protection, such as life insurance and retirement savings programs. We regularly benchmark these benefits against our industry peers to ensure we remain competitive and attractive to potential new hires. Additionally, we regularly conduct surveys and invite employee questions and feedback to assess employee satisfaction and engagement, and enhance our understanding of the views of our employees and company culture. In response to the COVID-19 pandemic, we increased provided resources, including a home-office stipend, to enable and support employees to work from home full-time or part-time. Our management has continued to assess and respond to the evolving needs of our workforce throughout the pandemic.
Community Outreach and Engagement
Through collaboration with life sciences organizations and participation in conferences and community events, we obtain insights that inform the development of our programs and enrich our corporate culture. Employee volunteerism is an important component of these activities. We have partnered with community service organizations to provide opportunities for employees to donate time and resources to support cancer patients and their families, such as the Jimmy Fund Walk, and to contribute directly to our local communities.
Governance
Corporate Governance Guidelines
Our board of directors is committed to robust corporate governance practices, risk oversight, shareholder rights, ethics and compliance to serve the long-term interests of our company, our stockholders and the patients we serve. As part of this commitment, our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities. These guidelines present a framework for good corporate governance practices, including responsible oversight and management of the Company, board membership criteria, maintaining an engaged board of directors, board access to management and advisors, and self-evaluations, among other matters. A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the "Investors & Media" section of our website, which is located at http://ir.jouncetx.com.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading "Corporate Governance" on the "Investors & Media" section of our website, which is located at http://ir.jouncetx.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Clawback Policy
Under our clawback policy, in the event of a financial restatement due to material noncompliance with financial reporting requirements and where an executive engaged in intentional misconduct or fraud that caused or partially caused the need for the restatement, our compensation committee has the discretionary right to recover from such executive officer that portion of cash or equity-based incentive compensation that was received by the covered executive or effect the cancellation of unvested and vested equity awards previously granted to the covered executive based on our financial results and that would not have been awarded based on the restated results. The board of directors' recovery rights under this policy will be without prejudice to other remedies we may have for the recovery or adjustment of incentive compensation. In addition, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. Our insider trading policy expressly prohibits purchases or sales of puts, calls, other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of the company’s securities or engaging in any other hedging transaction with respect to the company’s securities, at any time unless such transaction has been approved by our audit committee. Employees, other than our directors, officers and certain designated employees and consultants, are generally permitted to engage in transactions designed to hedge or offset market risk unless they are in possession of material, nonpublic information about our company.
Management Succession Planning
The nominating and corporate governance committee regularly reviews short- and long-term succession plans for the Chief Executive Officer and for other senior management positions. The board of directors has also adopted a policy for the timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacity, death, resignation or retirement, or the occurrence of any other event that would have a material impact on Dr. Murray’s ability to fulfill his job duties.
Board Leadership Structure and Board's Role in Risk Oversight
Our amended and restated by-laws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairman of our board and chief executive officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. As a general policy, our board of directors believes that separation of the positions of chairman and chief executive officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. Accordingly, we currently separate the roles of chief executive officer and chairman of the board of directors, with Dr. Murray serving as our president and chief executive officer and Mr. Karsen serving as chairman of the board of directors. As president and chief executive officer, Dr. Murray is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while Mr. Karsen, as chairman of the board of directors, presides over meetings of the board of directors, including executive sessions of the board of directors, and has oversight responsibilities. The board of directors has not appointed a lead independent director. Our board of directors has four standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe this structure represents an appropriate allocation of responsibilities for our company.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Risk Factors" in our 2021 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks, including ongoing risk management and mitigation activities related to data protection and cybersecurity. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Our board of directors has received regular updates from our management team with respect to the impact of the COVID-19 pandemic on our business and has discussed these updates with our management team, including with regard to our manufacturing operations, supply chain, clinical trial enrollment and employee matters, among other items. As part of its risk management oversight, our audit committee has been working with our management team to identify and monitor COVID-19 related risks to our company, and has been apprised of strategy decisions and other actions management is taking to mitigate risks related to the impact of COVID-19 on our business.
Stockholder Engagement
Members of our senior management and our investor relations team regularly engage and have dialogue with our stockholders throughout the year, including following our quarterly earnings calls, through participation at investor conferences and via other channels of communication. Our relationships with our stockholders are a high priority, and these interactions provide an opportunity to obtain feedback from stockholders to better understand investor perspectives on our company’s strategic, operational, governance, executive compensation matters and other topics of interest.

Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, Massachusetts 02139
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board or otherwise the chairman of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material elements of our executive compensation policies for our "named executive officers" and the most important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the "Summary Compensation Table" below, or our "named executive officers," and is intended to place in perspective the data presented in the following tables and the corresponding narrative.
Executive Compensation
2021 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard Murray, Ph.D.,(3)	2021	$582,100	$296,200	(4)	$986,775	$1,361,996	$9,096	(5)	$3,236,167
President and Chief Executive Officer	2020	$565,100	$310,810	(6)	$491,316	$627,312	$8,946	(5)	$2,003,484
Hugh M. Cole	2021	$438,900	$162,500	(4)	$317,463	$438,163	$6,044	(5)	$1,363,070
Chief Business Officer and Head of Corporate Development	2020	$420,000	$212,520	(6)	$196,500	$250,908	$8,808	(5)	$1,088,736
Elizabeth G. Trehu, M.D.	2021	$460,000	$170,500	(4)	$264,553	$365,136	$9,096	(5)	$1,269,285
Chief Medical Officer	2020	$410,500	$136,500	(6)	$97,900	$124,115	$8,658	(5)	$777,673

(1)Amounts shown reflect the aggregate grant date fair value of restricted stock units in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. See Note 2 and Note 10 to our audited consolidated financial statements appearing in our 2021 Annual Report on Form 10-K filed with the SEC on March 2, 2022 for details on the valuation of these restricted stock units.
(2)Amounts reflect the aggregate grant date fair value of option awards in accordance with ASC 718. For information regarding assumptions underlying the valuation of option awards, see Note 2 and Note 10 to our audited consolidated financial statements appearing in our 2021 Annual Report on Form 10-K filed with the SEC on March 2, 2022 for details on the assumptions made in the valuation of these awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.
(3)Dr. Murray also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)The amount reported represents a bonus based upon the achievement of company and individual performance objectives for the year ended December 31, 2021, which was paid in February 2022.
(5)All other compensation for 2021 included life insurance premiums for Dr. Murray, Mr. Cole and Dr. Trehu in the amounts of $396, $258 and $396, respectively, and 401(k) contributions of $8,700 for each of Dr. Murray and Dr. Trehu, and $5,786 for Mr. Cole. All other compensation for 2020 included life insurance premiums for Dr. Murray, Mr. Cole and Dr. Trehu in the amounts of $396, $258 and $396, respectively, and 401(k) contributions of $8,550 for each of Dr. Murray, Mr. Cole and Dr. Trehu.
(6)The amount reported represents a bonus based upon the achievement of company and individual performance objectives for the year ended December 31, 2020, which was paid in February 2021.

Narrative Disclosure to Summary Compensation Table
Base Salary. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salaries for our named executive officers typically are established through arm’s length negotiation at the time such executive officer is hired, taking into account the position for which the executive officer is being considered and the executive officer’s qualifications, prior experience and salary expectations. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer (except with respect to his own compensation and performance), the need for adjustment of the base salaries of our executive officers based on changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year and over a period of years, overall labor market conditions, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the executive officer’s salary falls in the salary range presented by that data. No formulaic base salary increases are provided to our executive officers.
In 2021, we paid an annual base salary of $582,100 to Dr. Murray, $438,900 to Mr. Cole and $460,000 to Dr. Trehu. In 2020, we paid an annual base salary of $565,100 to Dr. Murray, $420,000 to Mr. Cole and $410,500 to Dr. Trehu. The base salary adjustments from 2020 to 2021 consisted of merit-based increases attributable to performance against corporate goals and achievement of individual goals, as well as adjustments for internal pay equity and the other factors described above.
Annual Bonus. Our board of directors or compensation committee typically establishes annual bonus targets based around a set of specified corporate goals for our named executive officers and conducts an annual performance review to determine the attainment of such goals. Under the terms of their respective employment agreements, each of our named executive officers is eligible to receive an annual cash bonus, as determined by our compensation committee or board of directors, with a target of a specified percentage of such officer's annual base salary earned in a calendar year, which percentage shall be subject to adjustment from time to time by our compensation committee or board of directors. In addition, our compensation committee or our board of directors, with input from management, may, in its discretion, award bonuses to our named executive officers from time to time.
The target annual bonus percentage for 2022 for each of our named executive officers is 55% for Dr. Murray and 40% for each of Mr. Cole and Dr. Trehu. With respect to 2021, we awarded bonuses of $296,200, $162,500 and $170,500 to Dr. Murray, Mr. Cole and Dr. Trehu, respectively, based on our achievement of certain company goals and individual performance objectives. With respect to 2020, we awarded bonuses of $310,810, $212,520 and $136,500 to Dr. Murray, Mr. Cole and Dr. Trehu, respectively, based on achievement of certain company goals and certain individual performance objectives.
Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options, restricted stock units or other forms of awards available under our 2017 Plan.
Our equity awards have generally taken the form of stock options and restricted stock units. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of individual performance, in connection with a promotion or as a special incentive. We base the exercise price of stock options on the closing price of our common stock on the date of grant and estimate the grant date fair value of stock options in accordance with ASC 718. Stock option grants made in connection with the commencement of employment typically vest as to 25% of the underlying shares on the first anniversary of the employment start date and in equal quarterly installments thereafter through the fourth anniversary of the employment start date. Annual stock option grants typically vest in equal quarterly installments over four years with vesting commencing on January 1 of the year of grant. Annual grants of restricted stock units typically vest in equal annual installments over three years with vesting commencing on or around January 1 of the year of grant. We determine the grant date fair value of restricted stock units in accordance with ASC 718.
In 2021, we granted options to purchase an aggregate of 165,000 shares of common stock and 82,500 restricted stock units to Dr. Murray, options to purchase an aggregate of 53,400 shares of common stock and 26,700 restricted stock units to Mr. Cole, and options to purchase an aggregate of 44,500 shares of common stock and 22,250 restricted stock units to Dr. Trehu. In 2020, we granted options to purchase an aggregate of 150,010 shares of common stock and 75,010 restricted stock units to Dr. Murray, options to purchase an aggregate of 60,000 shares of common stock and 30,000 restricted stock units to Mr. Cole, and options to purchase an aggregate of 44,500 shares of common stock and 22,250 restricted stock units to Dr. Trehu.

Employment Agreements. We have entered into employment agreements with each of our named executive officers pursuant to which such named executive officer is employed “at will,” meaning he, she or we may terminate the employment arrangement at any time. Such agreements establish the named executive officer’s title, initial compensation arrangements, and eligibility for benefits made available to employees generally. We have agreed to provide the following benefits under the employment agreements with each of our named executive officers.
Dr. Richard Murray, Ph.D. If Dr. Murray's employment is terminated by us for any reason other than for cause, death or disability or by Dr. Murray for good reason (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to the sum of (A) 12 months of his then current base salary plus (B) a pro-rated portion of his target bonus, payable in substantially equal monthly installments over 12 months commencing within 60 days of the date of termination, and (ii) if Dr. Murray is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Murray's COBRA health continuation period in an amount equal to the amount of the monthly employer contribution that we would have made to provide health insurance to Dr. Murray had he remained employed with us. In lieu of the payments and benefits described above, in the event that Dr. Murray's employment is terminated by us for any reason other than for cause, death or disability or Dr. Murray resigns for good reason, in either case within 12 months following a "sale event" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) a lump sum cash payment equal to the sum of (A) 18 months of his then current base salary (or his base salary in effect immediately prior to the sale event, if higher) plus (B) a bonus calculated by multiplying Dr. Murray's target bonus percentage by 18 months of his base salary, (ii) if Dr. Murray is participating in our group health plan immediately prior to his termination, a lump sum cash payment in an amount equal to the monthly employer contribution that we would have made to provide health insurance to him had he remained employed with us for 18 months following his date of termination and (iii) full acceleration of all time-based equity awards held by Dr. Murray.
Hugh M. Cole. If Mr. Cole's employment is terminated by us for any reason other than for cause, death or disability (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to nine months of base salary, payable in substantially equal installments over nine months following the date of termination, and (ii) if Mr. Cole is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Mr. Cole's COBRA health continuation period in an amount equal to the amount of the monthly employer contribution that we would have made to provide health insurance to Mr. Cole had he remained employed with us. In lieu of the payments and benefits described above, in the event that Mr. Cole's employment is terminated by us for any reason other than cause, death or disability or Mr. Cole resigns for "good reason" (as defined in his employment agreement), in either case within 12 months following a "sale event" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) a lump sum cash payment equal to the sum of (A) 12 months of his then-current base salary (or his base salary in effect immediately prior to the sale event, if higher) plus (B) his target bonus, (ii) if Mr. Cole is participating in our group health plan immediately prior to his termination, a lump sum cash payment in an amount equal to the amount of the monthly employer contribution that we would have made to provide health insurance to him had he remained employed with us for 12 months following his date of termination and (iii) full acceleration of all time-based equity awards held by Mr. Cole.
Elizabeth G. Trehu, M.D. If Dr. Trehu's employment is terminated by us for any reason other than for cause, death or disability (each as defined in her employment agreement), subject to the execution and effectiveness of a separation agreement and release, she will be entitled to receive (i) an amount equal to nine months of base salary, payable in substantially equal installments over nine months following the date of termination, and (ii) if Dr. Trehu is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of nine months following termination or the end of Dr. Trehu's COBRA health continuation period in an amount equal to the amount of the monthly employer contribution that we would have made to provide health insurance to Dr. Trehu had she remained employed with us. In lieu of the payments and benefits described above, in the event that Dr. Trehu's employment is terminated by us for any reason other than for cause, death or disability or Dr. Trehu resigns for "good reason" (as defined in her employment agreement), in either case within 12 months following a "sale event" (as defined in her employment agreement), subject to the execution and effectiveness of a separation agreement and release, she will be entitled to receive (i) a lump sum cash payment equal to the sum of (A) 12 months of her then current base salary (or her base salary in effect immediately prior to the sale event, if higher) plus (B) her target bonus, (ii) if Dr. Trehu is participating in our group health plan immediately prior to her termination, a lump sum cash payment in an amount equal to the amount of the monthly employer contribution that we would have made to provide health insurance to her had she remained employed with us for 12 months following her date of termination and (iii) full acceleration of all time-based equity awards held by Dr. Trehu.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)
Richard Murray, Ph.D.	665,169	—		$0.48	7/13/2024
	165,954	—		$2.36	7/15/2025
	54,200	—		$4.02	12/8/2025
	182,926	—		$9.56	10/24/2026
	187,500	12,500	(2)	$23.98	2/1/2028
	85,944	39,066	(3)	$4.40	2/1/2029
	65,629	84,381	(4)	$6.55	2/3/2030
	28,125	121,875	(5)	$11.89	2/1/2031
	2,812	12,188	(5)	$12.67	2/3/2031
						153,344	(6)	$1,280,422
Hugh Cole	190,000	—		$16.89	8/31/2027
	66,093	4,407	(2)	$23.98	2/1/2028
	30,593	13,907	(3)	$4.40	2/1/2029
	26,250	33,750	(4)	$6.55	2/3/2030
	10,012	43,388	(5)	11.89	2/1/2031
						54,117	(7)	$451,877
Elizabeth G. Trehu	197,385	—		$4.02	11/12/2025
	13,550	—		$4.02	12/8/2025
	50,135	—		$9.56	10/24/2026
	66,093	4,407	(2)	$23.98	2/1/2028
	30,593	13,907	(3)	$4.40	2/1/2029
	19,468	25,032	(4)	$6.55	2/3/2030
	8,343	36,157	(5)	$11.89	2/1/2031
						44,501	(8)	$371,583
(1)The market value of the stock awards is determined by multiplying the number of shares subject to the award by $8.35, which was the closing price of our common stock on December 31, 2021, the last trading day of the fiscal year.
(2)The shares underlying this option vested in equal quarterly installments over four years from January 1, 2018.
(3)The shares underlying this option vest in equal quarterly installments over four years from January 1, 2019.
(4)The shares underlying this option vest in equal quarterly installments over four years from January 1, 2020.
(5)The shares underlying this option vest in equal quarterly installments over four years from January 1, 2021.
(6)73,340 of the RSUs vested on January 6, 2022, 52,504 of the RSUs vest on January 6, 2023, and the remainder of the RSUs vest on January 6, 2024.
(7)26,317 of the RSUs vested on January 6, 2022, 18,900 of the RSUs vest on January 6, 2023, and the remainder of the RSUs vest on January 6, 2024.
(8)22,250 of the RSUs vested on January 6, 2022, 14,834 of the RSUs vest on January 6, 2023, and the remainder of the RSUs vest on January 6, 2024.

Other Agreements
We have also entered into employee confidentiality, non-solicitation, non-competition and proprietary information agreements with each of our named executive officers. Under these agreements, each of our named executive officers has agreed (i) not to compete with us during his or her employment and for a period of 12 months after the termination of his or her employment, (ii) not to solicit our employees during his or her employment and for a period of 12 months after the termination of his or her employment, (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property developed during the course of his or her employment.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code, or the IRC. In general, all of our employees are eligible to participate promptly following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2021 plus an additional $6,500 catch-up contribution for employees over the age of 50, and have the amount of the reduction contributed to the 401(k) plan. We match 50% of an employee’s 401(k) contributions up to a maximum of 6% of the participant’s salary, subject to employer match limitations under the IRC.
Rule 10b5-1 Sales Plans
Certain of our executive officers and directors have adopted, and others may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Director Compensation
Our board of directors has adopted a non-employee director compensation policy, designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, effective January 1, 2022, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for non-executive chairperson	$30,000
Audit Committee:
Members	$7,500
Additional retainer for chair	$7,500
Compensation Committee:
Members	$6,000
Additional retainer for chair	$6,500
Nominating and Corporate Governance Committee:
Members	$4,000
Additional retainer for chair	$4,000
Science and Technology Committee:
Members	$6,000
Additional retainer for chair	$6,500
These fees are payable in four equal quarterly installments, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors or any committee of the board of directors. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of directors and committee meetings. The non-employee director compensation policy was amended in December 2021 to increase the annual retainer for all non-employee members of the board of directors, which was $35,000 for the fiscal year ended December 31, 2021.
In addition, under our director compensation program, each non-employee director will receive an initial, one-time equity award of options to purchase 31,400 shares of our common stock, which will vest in equal quarterly installments over three years, subject to continued service as a member of the board of directors, upon his or her initial election to our board of directors. Each non-employee member of the board who has served on our board of directors for at least 270 days will receive, at the time of our annual meeting, an annual grant of options to purchase 15,700 shares of our common stock, which will vest in equal quarterly installments during the four quarters following the grant date, provided that if the following year’s annual meeting of stockholders occurs before the one-year anniversary of the grant date, the unvested portion of the option will vest as of the date of such annual meeting, subject to continued service as a member of the board of directors through such date. In addition, each non-employee member of the board who has served on our board of directors for at least six months but less than 270 days will receive, at the time of our annual meeting, an annual grant of options to purchase 11,776 shares of our common stock, which will vest in equal quarterly installments during the four quarters following the grant date, provided that if the following year’s annual meeting of stockholders occurs before the one-year anniversary of the grant date, the unvested portion of the option will vest as of the date of such annual meeting, subject to continued service as a member of the board of directors through such date. Lastly, each non-employee member of the board who has served on our board of directors for at least 90 days but less than six months will receive, at the time of our annual meeting, an annual grant of options to purchase 7,850 shares of our common stock, which will vest in equal quarterly installments during the four quarters following the grant date, provided that if the following year’s annual meeting of stockholders occurs before the one-year anniversary of the grant date, the unvested portion of the option will vest as of the date of such annual meeting, subject to continued service as a member of the board of directors through such date. Each of the foregoing grants are made under our 2017 Plan, are issued at exercise prices equal to the fair market value of our common stock on the date of grant and will vest in full upon the death or disability of the applicable director or upon a change in control. In addition, any stock options awarded to non-employee directors pursuant to our director compensation policy will be exercisable until the earlier of one year following the termination of the director's service on the board of directors or the original expiration date of the option.
2021 Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2021. We do not provide any compensation to Dr. Murray, our President and Chief Executive Officer, for his service as a director. Dr. Murray’s compensation as an executive officer is set forth under "Executive Compensation—2021 Summary Compensation Table."

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Perry Karsen(3)	$86,500	$76,472	$162,972
Luis Diaz, Jr., M.D.(4)	$42,625	$76,472	$119,097
Barbara Duncan(5)	$54,599	$76,472	$131,071
J. Duncan Higgons(6)	$52,941	$76,472	$129,413
Robert Iannone, M.D., M.S.C.E.(7)	$45,875	$76,472	$122,347
Robert Kamen, Ph.D.(8)	$41,000	$76,472	$117,472
Cary Pfeffer, M.D.(9)	$45,000	$76,472	$121,472
Jigar Raythatha(10)	$15,061	$139,152	$154,213
Luisa Salter-Cid, Ph.D.(11)	$36,393	$303,566	$339,959

(1)Amounts represent annual cash compensation for services on our board of directors rendered by each member of the board of directors.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Note 2 and Note 10 to our audited consolidated financial statements appearing in our 2021 Annual Report on Form 10-K filed with the SEC on March 2, 2022. These amounts do not correspond to the actual value that may be recognized by the directors upon the vesting of the applicable awards.
(3)As of December 31, 2021, Mr. Karsen held options to purchase an aggregate of 152,790 shares of our common stock, which were vested with respect to 144,940 shares on such date.
(4)As of December 31, 2021, Dr. Diaz held options to purchase an aggregate of 84,363 shares of our common stock, which were vested with respect to 76,513 shares on such date.
(5)As of December 31, 2021, Ms. Duncan held options to purchase an aggregate of 105,761 shares of our common stock, which were vested with respect to 97,911 shares on such date.
(6)As of December 31, 2021, Mr. Higgons held options to purchase an aggregate of 83,075 shares of our common stock, which were vested with respect to 75,225 shares on such date.

(7)As of December 31, 2021, Dr. Iannone, held options to purchase an aggregate of 54,950 shares of our common stock, which were vested with respect to 34,016 shares on such date.
(8)As of December 31, 2021, Dr. Kamen held options to purchase an aggregate of 71,490 shares of our common stock, which were vested with respect to 63,640 shares on such date.
(9)As of December 31, 2021, Dr. Pfeffer held options to purchase an aggregate of 52,800 shares of our common stock, all of which were vested on such date. Dr. Pfeffer resigned as a member of our board of directors, effective December 31, 2021.
(10)As of December 31, 2021, Mr. Raythatha, who joined our board of directors in September 2021, held options to purchase an aggregate of 31,400 shares of our common stock, which were vested with respect to 2,616 shares on such date.
(11)As of December 31, 2021, Dr. Salter-Cid, who joined our board of directors in February 2021, held options to purchase an aggregate of 39,250 shares of our common stock, which were vested with respect to 11,775 shares on such date.
Equity Compensation Plan Information
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2021:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	8,462,216		$8.87	(2)	2,575,387	(3) (4)
Equity compensation plans not approved by security holders	225,000	(5)	$9.43		—
Total	8,687,216				2,575,387	(3) (4)

(1)These plans consist of our 2013 Stock Option and Grant Plan, or 2013 Plan, our 2017 Plan and 2017 Employee Stock Purchase Plan, or 2017 ESPP.
(2)This represents the weighted-average exercise price of outstanding stock options under our equity compensation plans. The calculation excludes 833,493 outstanding restricted stock units, which do not require the payment of any exercise price in connection with the vesting thereof.
(3)As of December 31, 2021, (i) 1,258,296 shares remained available for future issuance under our 2017 Plan and (ii) 1,708,806 shares remained available for future issuance under our 2017 ESPP. No shares have been available for issuance under the 2013 Plan as of the adoption of the 2017 Plan in January 2017. Our 2017 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 Plan to be added on the first day of each fiscal year in an amount equal to 4% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee of our board of directors. Our 2017 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 ESPP to be added on the first day of each fiscal year in an amount equal to 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee of our board of directors.
(4)This amount excludes 2,050,601 shares of common stock that became issuable under the 2017 Plan on January 1, 2022 and 512,650 shares of common stock that became issuable under the 2017 ESPP on January 1, 2022, in each case pursuant to the evergreen provisions of the 2017 Plan and 2017 ESPP.
(5)Represents 225,000 shares issuable upon the exercise of an inducement stock option award granted pursuant to the Nasdaq inducement grant exception. The inducement stock option award was granted as an inducement material to the employee's acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2020 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Gilead License Agreement and Stock Purchase Agreement
On August 31, 2020, we entered into an exclusive license agreement, or the Gilead License Agreement, with Gilead Sciences, Inc., or Gilead, to license the GS-1811 (formerly JTX-1811) program to Gilead. Concurrently with executing the Gilead License Agreement, we and Gilead entered into a stock purchase agreement, or the Stock Purchase Agreement, and a registration rights agreement, or the Gilead Registration Rights Agreement. Following the closing of the stock purchase, Gilead became a holder of more than 5% of our voting securities.
In October 2020, we received an upfront cash license payment of $85.0 million upon the closing of the Gilead License Agreement and Gilead purchased 5,539,727 shares of our common stock for $35.0 million pursuant to the terms of the Stock Purchase Agreement. We are also eligible to receive up to $685.0 million in aggregate potential development, regulatory and commercial milestone payments (including a $25.0 million development milestone payment received in July 2021) as well as royalties based on a percentage of worldwide sales ranging from the high single digits to mid-teens, subject to adjustments in certain circumstances.
Agreements with Stockholders
Investors' Rights Agreement
We entered into an amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, dated as of April 17, 2015, and amended on August 1, 2016, with holders of our previously-outstanding preferred stock, including certain of our 5% stockholders and their affiliates and entities affiliated with certain of our officers and directors. Our obligations pursuant to the Investors’ Rights Agreement terminated in January 2022 on the fifth anniversary of our initial public offering.
Gilead Registration Rights Agreement
Under the Gilead Registration Rights Agreement, and subject to the lock-up restrictions provided in the Stock Purchase Agreement, Gilead will have customary demand and piggyback registration rights to register the resale of the shares purchased pursuant to the Stock Purchase Agreement with the SEC. The Gilead Registration Rights Agreement requires us to pay certain expenses relating to such registrations, and we and Gilead have also agreed to indemnify each other under the registration statement from certain liabilities.
Employment Agreements
See the "Executive and Director Compensation—Narrative Disclosure to Summary Compensation Table" section of this proxy statement for a further discussion of these arrangements.
Indemnification of Officers and Directors
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person's status as a member of our board of directors to the maximum extent allowed under Delaware law. In addition, our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
We have adopted a written policy for related parties that requires all transactions between us and any executive officer, director, director nominee, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. If advance review is by the Audit Committee is not feasible, then the transaction will be reviewed at the Audit Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. Any director who is a related party with respect to a transaction under review may not participate in the deliberations or vote of the audit committee on the approval of the transaction, except that such director shall provide all material information concerning such transaction to the audit committee.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 22, 2022, unless otherwise noted below, by:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The column entitled "Percent of Class" is based on a total of 51,674,336 shares of our common stock outstanding as of April 22, 2022.
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 22, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 780 Memorial Drive, Cambridge, Massachusetts 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders:
Gilead Sciences, Inc.(2)	5,539,727	10.72%
Deep Track Capital, LP(3)	4,000,000	7.74%
PFM Healthcare Master Fund, L.P.(4)	3,972,868	7.69%
Entities affiliated with Third Rock Ventures(5)	3,846,609	7.44%
Cowen Financial Products LLC(6)	3,080,352	5.96%
RTW Investments, LP(7)	2,863,198	5.54%
Entities associated with OrbiMed Capital LLC(8)	2,859,900	5.53%
Named Executive Officers and Directors:
Richard Murray, Ph.D.(9)	1,702,275	3.20%
Hugh M. Cole(10)	404,746	*
Elizabeth Trehu(11)	495,302	*
Luis Diaz, Jr., M.D.(12)	84,363	*
Barbara Duncan(13)	105,761	*
J. Duncan Higgons(14)	87,368	*
Robert Iannone, M.D., M.S.C.E.(15)	47,100	*
Robert Kamen, Ph.D.(16)	166,340	*
Perry A. Karsen(17)	157,790	*
Jigar Raythatha(18)	7,850	*
Luisa Salter-Cid, Ph.D.(19)	20,933	*
All executive officers and directors as a group (12 persons)(20)	3,804,848	6.92%
*     Less than one percent.
(1)Unless otherwise indicated, the address for each beneficial owner is c/o Jounce Therapeutics, Inc., 780 Memorial Drive, Cambridge, MA 02139.
(2)Based solely on a Schedule 13G filed by Gilead Sciences, Inc. on October 26, 2020. Consists of 5,539,727 shares of common stock held by Gilead Sciences, Inc. The address of Gilead Sciences, Inc. is 333 Lakeside Drive, Foster City, California 94404.
(3)Based solely on a Schedule 13G/A filed by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin on February 14, 2022. Each of Deep Track Capital,LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin reports shared voting power and shared dispositive power with respect to 4,000,000 shares of common stock. The address of Deep Track Capital, LP and David Kroin is 200 Greenwich Ave., 3rd floor,

Greenwich, CT 06830 and the address of Deep Track Biotechnology Master Fund, Ltd. is c/o Wlkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.
(4)Based solely on a Schedule 13G/A filed by PFM Health Sciences, LP, or PFM, PFM Health Sciences GP, LLC, or PFM-GP, Partner Asset Management, LLC, or PAM, and Brian D. Grossman, or Grossman, on February 14, 2022. Each of PFM, PFM-GP, PAM and Grossman reports shared voting power and shared dispositive power with respect to 3,972,868 shares of common stock held by PFM Healthcare Master Fund, L.P., or HCM. PFM-GP is the general partner of PFM and the manager of PAM. Grossman is the sole member of PFM-GP. The address of each of PFM, PFM-GP, PAM and Grossman is c/o PFM Health Sciences, LP, 475 Sansome Street, Suite 1720, San Francisco, California 94111.
(5)Based solely on a Schedule 13G/A filed by Third Rock Ventures II, L.P. on February 14, 2022. Consists of (i) 2,697,829 shares of common stock held by Third Rock Ventures II, L.P., or TRV II LP and (ii) 1,148,780 shares of common stock held by Third Rock Ventures III, L.P., or TRV III LP. Each of Third Rock Ventures GP II, L.P., or TRV II GP, the general partner of TRV II LP, TRV GP II, LLC, or TRV II LLC, the general partner of TRV II GP, and Mark Levin, Kevin Starr and Dr. Tepper, the managers of TRV II LLC, may be deemed to share voting and investment power over the shares held of record by TRV II LP. Each of Third Rock Ventures GP III, L.P., or TRV III GP, the general partner of TRV III LP, and TRV GP III, LLC, TRV III LLC, the general partner of TRV GP III, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV III LLC, may be deemed to share voting and investment power over the shares held of record by TRV III LP. The address for each entity, Dr. Tepper and Messrs. Levin and Starr is Third Rock Ventures, LLC, 29 Newbury Street, 3rd Floor, Boston, MA 02116.
(6)Based solely on a Schedule 13G filed by Cowen Financial Products LLC on April 22, 2022. Consists of 3,080,352 shares of common stock held by Cowen Financial Products LLC. The address of Cowen Financial Products LLC is 599 Lexington Ave., New York, New York 10022.
(7)Based solely on a Schedule 13G filed by RTW Investments, LP and Roderick Wong on February 14, 2022. Consists of 2,863,198 shares of common stock held by certain funds, or the RTW Funds, for which RTW Investments, LP is the investment advisor. Mr. Wong is the Managing Partner and Chief Investment Officer of RTW Investments, LP. The address of RTW Investments, LP and Mr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.
(8)Based solely on a Schedule 13G filed by OrbiMed Advisors LLC and OrbiMed Capital LLC on February 11, 2022. Consists of (i) 2,200,200 shares of common stock held by OrbiMed Capital LLC and (ii) 659,700 shares of common stock held by OrbiMed Advisors LLC. OrbiMed Advisors LLC and OrbiMed Capital LLC exercise investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaim beneficial ownerhsip of the shares held by OrbiMed Advisors LLC and OrbiMed Capital LLC. The address of each of OrbiMed Advisors LLC and OrbiMed Capital LLC is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(9)Consists of (i) 185,577 shares of common stock and (ii) options to purchase 1,516,698 shares of common stock that are exercisable within 60 days of April 22, 2022.
(10)Consists of (i) 42,516 shares of common stock and (ii) options to purchase 340,530 shares of common stock that are exercisable within 60 days of April 22, 2022.
(11)Consists of (i) 85,202 shares of common stock and (ii) options to purchase 410,100 shares of common stock that are exercisable within 60 days of April 22, 2022.
(12)Consists of options to purchase 84,363 shares of common stock that are exercisable within 60 days of April 22, 2022.
(13)Consists of options to purchase 105,761 shares of common stock that are exercisable within 60 days of April 22, 2022.
(14)Consists of (i) 9,713 shares of common stock and (ii) options to purchase 77,655 shares of common stock that are exercisable within 60 days of April 22, 2022.
(15)Consists of options to purchase 47,100 shares of common stock that are exercisable within 60 days of April 22, 2022.
(16)Consists of (i) 60,975 shares of common stock held by Dr. Kamen, (ii) 33,875 shares of common stock held by The Robert Kamen 2012 Irrevocable Trust, of which Dr. Kamen serves as the trustee and (iii) options to purchase 71,490 shares of common stock that are exercisable within 60 days of April 22, 2022.
(17)Consists of (i) 5,000 shares of common stock and (ii) options to purchase 152,790 shares of common stock that are exercisable within 60 days of April 22, 2022.
(18)Consists of options to purchase 7,850 shares of common stock that are exercisable within 60 days of April 22, 2022.
(19)Consists of options to purchase 20,933 shares of common stock that are exercisable within 60 days of April 22, 2022.
(20)Includes options to purchase 3,307,676 shares of common stock that are exercisable within 60 days of April 22, 2022.

REPORT OF THE AUDIT COMMITTEE
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.
Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the audit committee has discussed with the company's independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10‑K for the year ended December 31, 2021.
By the audit committee of the board of directors of Jounce Therapeutics, Inc.
Barbara Duncan, Chairperson
J. Duncan Higgons
Perry Karsen
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that, unless you have requested otherwise, only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Jounce Therapeutics, Inc., 780 Memorial Drive, Cambridge, Massachusetts 02139, Attention: Corporate Secretary, telephone: 857-320-2560 or proxy@jouncetx.com. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Jounce Therapeutics, Inc., 780 Memorial Drive, Cambridge, Massachusetts 02139, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder's intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 24, 2023 and no later than March 26, 2023; provided, however, that if our annual meeting is held earlier than May 25, 2023 or has not been held by August 23, 2023, then such notice must be received no later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

Richard Murray, Ph.D. President and Chief Executive Officer

JOUNCE THERAPEUTICS, INC.
780 MEMORIAL DRIVE
CAMBRIDGE, MA 02139

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JNCE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81616-P71840 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JOUNCE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Luis Diaz, Jr., M.D.
02) Barbara Duncan
03) Robert Kamen, Ph.D.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

D81617-P71840

JOUNCE THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 24, 2022 9:00 AM Eastern Time
This proxy is solicited by the Board of Directors of the Company

The stockholder(s), revoking all prior proxies, hereby appoint(s) Richard Murray, Ph.D. and Kim C. Drapkin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JOUNCE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held solely via live audio webcast on the internet at 9:00 AM, Eastern Time on June 24, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the Proxies will have the authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side